EXHIBIT 10.28

                                IPVoice.com, INC.

                              EMPLOYMENT AGREEMENT


This Agreement is between IPVoice.com, Inc., a Nevada corporation ("Company" or "IPVC"), and Barbara S. Will ("Employee"). Company and Employee agree as follow:

1.   Recitals.

     1.1 Company Name Business. IPVC is a Nevada corporation. IPVC's principal business is telecommunications.

     1.2 Agreement Purpose. IPVC desires to employ Employee and Employee desires to accept such employment subject to the terms and conditions of this Agreement.

2. Employment. IPVC employs Employee and Employee accepts employment, subject to the terms and condition of this Agreement.

3.   Title and Duties.

     3.1 Title and Reporting. Employee will serve as President & COO Employee will have the responsibilities and duties assigned by, and will report directly to the Board of Directors.

     3.2 Duties. Employee's initial duties as President & COO are to oversee the Company. Specific duties and responsibilities include: ___________.

4.   Compensation.

     4.1 Basic Compensation. IPVC will pay Employee a gross salary of One Hundred Fifty Thousand Dollars ($150,000) annually. Compensation is payable in accordance with IPVC regular payroll practices and is subject to withholding tax, workman's compensation and unemployment tax, and other lawful deductions.

     4.2 Bonus. IPVC will also pay Employee a bonus based on its evaluation of Employee's performance each year, payable on February 25th of the fiscal year next following the fiscal year for which the Annual Bonus is awarded. IPVC's Board of Directors will set Employee's bonus annually, at its discretion, at a target percentage of one hundred percent (100%) up to two hundred percent (200%) of Employee's Gross Salary upon achievement of target goals, and at a target percentage of three hundred percent (300%) up to five hundred percent (500%) of Employee's Gross Salary upon achievement of maximum target goals, and shall be based on IPVC's performance. Bonus may be paid in cash or stock award, which shall be mutually agreed upon by the Board and Employee. The target bonus percentages and bonus criteria with respect to subsequent years shall be determined in a similar manner.

4.3 Changes of Compensation. After the first year of the Agreement, IPVC and Employee will meet and adjust Employee's compensation to take account of Employee's duties for and performance at IPVC. IPVC's Board of Directors may increase Employee's compensation, at its discretion.

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5.   Term and Termination.

     5.1 Initial Term. The Agreement is for a term of three (3) years commencing January 1, 1999, so that the Agreement expires on January 1, 2003.

     5.2 Automatic Renewals. Upon expiration of the initial term, the Agreement will automatically renew for successive one-year terms unless a party gives notice of non-renewal at least 180 days before the scheduled renewal date.

     5.3 Termination. Either party may terminate this Agreement (a) for any reason at any time by giving 60 days written notice of termination or (b) for cause by giving written notice of termination. Termination will not affect the obligations of Employee and IPVC which survive termination. IPVC will continue to pay Employee his regular compensation throughout the term of this Agreement, even if this Agreement terminates, except that IPVC is not required to continue to pay compensation if (a) IPVC terminates this Agreement for cause,(b) Employee terminates this Agreement, or (c) Employee dies or becomes permanently disabled.

     5.4 Change of Control. For purposes of this Agreement, Barbara S. Will's employment will be considered to have been terminated by the Company without cause if, following a change in control of the Company, voluntarily terminated his employment as a result of a reduction in his base salary or a material reduction in his duties or responsibilities.

Notwithstanding any other provision of the stock option to the contrary, if a change in control of IPVC occurs, then stock options become vested immediately. Additionally, the amounts credited to the Employee's account shall be paid to him or her (or, in the event he or she died, to his or her Beneficiary) in one lump sum within two weeks of the date on which such change in control occurred. A "Change in Control of IPVC" shall mean: (a) the purchase of other acquisition by any person, entity, or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (such Act being called in this
Section 5.4 the "Act"), as the Act and the sections thereof currently exist or are hereafter amended or renumbered, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of either the outstanding shares of common stock of IPVC or the combined voting power of IPVC's then outstanding voting securities entitled to vote generally; (b) the approval by the stockholders of IPVC of a reorganization, merger, or consolidation, in each case with respect to which persons who were stockholders of IPVC immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated company's then outstanding securities; or (c) a liquidation or dissolution of IPVC or the sale of all or substantially all of IPVC's assets.

The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Employee will be satisfied and which are competitive with those of other corporations. Therefore,

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if during the  Employment  Period,  the Company shall  terminate the  Employee's employment other than for Cause, death or disability or the Employee shall terminate employment for Good Reason:

          (i) The Company shall pay to the Employee in a lump sum in cash within two weeks of the date on which such change in control occurred the aggregate of the following amounts:

          (A) the sum of (1) the Employee's Annual Base Salary through the date of termination to the extent not theretofore paid, (2) the higher of the Recent Annual Bonus and the maximum Annual Bonus payable based upon achievement of maximum target goals, including any bonus or portion thereof which has been earned but deferred ( and annualized for any fiscal year consisting of less than twelve full months or during which the Employee was employed for less than twelve full months), for the most recently completed fiscal year during the Employment period, if any (3) any compensation previously deferred by the Employee (together with any accrued interest or earning thereon) and any accrued vacation pay, and (4) any bonus earned for a fiscal year prior to the year in which the Date of Termination occurs; and

          (B) the amount of three (3) times the  Employee's  Annual Base Salary;
          and

          (C) an amount equal to the amount of the matching and other Company contributions under the Company's qualified 401(k) savings plan and related non-qualified plans that would be credited to the Employee under the Savings Plans if, in addition to the Employee's actual years of service, the Employee's employment had continued for two years after the Date of Termination;

               (i)For two years after the Employee's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program practice or policy, the Company shall continue benefits to the Employee at least equal to those which would have been provided in accordance with the plans, programs, practices and policies if the Employee's employment had not been terminated, provide , however, that if the Employee becomes reemployed with another employer and is eligible to receive medical or other benefits under another employer provided plan, the benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

               (ii) the Company shall, at its sole expense as incurred, provide the Employee with outplacement services the scope and provider of which shall be selected by the Employee in his sole discretion; and

               (iii) Employee may elect at any time (on any one or more occasions), by written notice to the Company, to irrevocably surrender any or all of the benefits described in subparagraphs
               (ii) and (iii) above, and to receive in lieu thereof a cash payment in an amount equivalent to the value of the surrendered benefits, as determined by a nationally recognized certified public accounting firm designated by the Employee.


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6.   Benefits and Policies

     6.1 Benefit Plans. In addition to the compensation described above, Employee may participate in all fringe benefit plans made available to IPVC employees from time to time.

     6.2 Vacation and Sick Leave. Employee may take reasonable vacation, holiday, and sick leave, subject to IPVC's reasonable limits and procedures. For vacation, Employee may take five (5) weeks annual vacation (25 working days). Vacation days do not carry over and must be used before the end of each year. Employee must adjust any vacation and holiday schedule as necessary to satisfy IPVC's reasonable business needs. For sick pay, Employee may take up to twelve
(12) weeks with pay, subject to IPVC's policies for sick leave.

     6.3 Car Allowance. IPVC will pay Employee a car allowance up to $800.00 per month.

     6.4 Business Development. In order to assist Employee in developing IPVC's business, IPVC will pay (a) Employee's reasonable entertainment expenses (golf, tickets, dinners, etc.) and (b) the cost of membership in service or community organizations approved by IPVC.

     6.5 Staff Manual. All other terms of Employer's employment will be governed by IPVC employee manual. IPVC reserves the right unilaterally to amend the employee manual, from time to time, and Employee will be subject to changes made so long as they are applied to all IPVC and IPVC employees.

     6.6 Equity Plan. IPVC and Employee will cooperate to secure Employee an interest in IPVC common stock consistent with the IPVC Executive Equity Incentive Plan.

7. Expenses. Subject to IPVC's prior authorization of each expense, IPVC will reimburse Employee for reasonable business expenses incurred on behalf of IPVC, including reasonable travel expenses. For overseas travel, reasonable travel expenses include business class service.

8. Confidential Information. During and after the term of Employee's employment, Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, all trade secrets and other proprietary or confidential information and data concerning IPVC, or their business ("Confidential Information"). Employee will not, during or after the term of the Agreement, use (either alone or with others), disclose to any person, or encourage anyone else to disclose any Confidential Information except within the scope of Employee's duties and responsibilities for IPVC's consent.

9. Return of Company Documents. Upon termination of this Agreement, Employee will return to IPVC all records and documents of or pertaining to IPVC (including, but not limited to, customer lists, names, or addresses) and will not make, retain, or give to any other person any copy or extract of any such record or document. "Record" includes but is not limited to, information stored on computer.

10. Non-Solicitation. During and for one (1) year after the term of this Agreement, Employee will not solicit, or assist others to solicit, any persons who were employed by, or were customers of IPVC at any time during the term of Employee's employment.


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11.  Non-Compete.  During and for one (1) year after the term of this Agreement,
Employee will not compete with IPVC. This competition relates to any product or service offered by the company during the term of Employee's employment.

12. Actions. Employee acknowledges that it would be difficult to determine damages, and IPVC will not have an adequate remedy at law, if Employee breaches this Agreement. Accordingly, if Employee breaches this Agreement, IPVC may seek injunctive relief to enforce this Agreement. Nothing in this section limits or excludes any and all other rights, including rights to money damages, granted to IPVC in law or equity.

13. Reformation and Severability. If a section of this Agreement is deemed unreasonable as to time or scope by any court or arbitrator, then such court or arbitrator may modify the section so that it is reasonable and must then enforce the section as modified. If a section of this Agreement is deemed unreasonable by a court or arbitrator and cannot be modified so that it is reasonable, such section is severable from the remainder of this Agreement, which must be enforced according to its terms.

14. Non-delegability of Employee's Rights. The obligations, rights and benefits of Employee under this Agreement are personal and may not be delegated, assigned, or transferred without written consent from IPVC.

15. Assignment by Company. IPVC may assign its rights under this Agreement to another business that (a) is controlled by or affiliated with IPVC or (b) acquires IPVC or the assets of IPVC used in connection with Employee's employment. After any such assignment all references in this Agreement to IPVC will, where appropriate, be deemed to refer to the assignee.

16. Notices. Notices under this Agreement are effective upon delivery or three days after mailing, certified or registered mail, return receipt requested, to the addresses stated on the signature page of this Agreement (which may be changed by amendment of the Agreement or by notice).

17. Entire Agreement and Amendment. This Agreement is the entire agreement of the parties with respect to Employee's employment and may be amended only by a written document signed by both parties.

18. Governing Law. Colorado law will govern this Agreement.

19. Attorneys' Fees. In any proceeding arising out of this Agreement, the prevailing party is entitled to reasonable attorneys' fees, costs and other expenses incurred in connection with such proceeding.

20. Arbitration. Disputes not resolved by agreement of the parties and arising out of this Agreement or out of Employee's employment will be submitted to binding arbitration in the state of Florida, before a single arbitrator or, if the parties cannot agree upon a single arbitrator, before a panel of three arbitrators, one selected by each party (within 10 days after notice of a dispute and failure to agree upon a single arbitrator) and a third appointed by the arbitrators selected by the parties. The selection of arbitrators and all arbitration proceedings will be in accordance with the rules for commercial arbitration of the American Arbitration Association, as amended to the date of the proceedings, and judgment upon the award may be entered in any court having


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jurisdiction.  The arbitrators must render a decision within 30 days after their appointment and may award the costs of arbitration as they see fit.

21. Execution and Effective Date. This Agreement is executed and effective as of the 1st day of January, 1999.


IPVoice.com, INC.,
A Nevada corporation

By /s/ Anthony K. Welch
--------------------------
Its:
Signers title: Secretary of Board of Directors



EMPLOYEE:

Name of Employee: Barbara S. Will
/s/ Barbara S. Will
----------------------
Signature

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